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                                                                   EXHIBIT 10(q)

                            SECOND AMENDMENT TO THE
                         UNITED ARTISTS THEATRE CIRCUIT
                              401(K) SAVINGS PLAN


     Pursuant to the powers reserved to the Company under Section 12.4 of the United Artists Theatre Circuit 401(k) Savings Plan, as amended and restated effective January 1, 1992 (the "Plan"), said Plan shall be and the same hereby is amended by the Company effective as of January 1, 1997, as follows:

                                 FIRST CHANGE
                                 ------------

     Effective as of January 1, 1997, Section 4.3 of the Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

     "Section 4.3   Determination of Contribution by the Employer:  The
                    ---------------------------------------------
     Employer shall pay into the Trust Fund on behalf of each Participant each Plan Year an amount equal to 100% of such Participant's Before-Tax Savings Contributions made during such Plan Year; provided, however, that only those Before-Tax Savings Contributions as are made at a rate not in excess of 3% of a Participant's Compensation shall be taken into account for such Participant."

                                 SECOND CHANGE
                                 -------------

     Effective as of January 1, 1997, the third sentence of Section 4.2 of the Plan shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          "Except to the extent otherwise provided by the Plan Committee, a Participant may change his designation prospectively but not retroactively no more frequently than once each calendar quarter by providing the Plan Administrator with written notice of such change within a reasonable period of time (as determined by the Plan Committee) preceding the quarter for which such change is to be effective."

                                 THIRD CHANGE
                                 ------------
     Effective as of January 1, 1997, Section 2.10 of the Plan, defining "Compensation" for Plan purposes, hereby is amended by the addition of the following sentence:
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     "Compensation shall not include any severance payments paid to any Employee or former Employee under any severance pay plan maintained by the Company."

     The United Artists Theatre Circuit 401(k) Savings Plan, as amended and restated effective January 1, 1992, and as amended by the foregoing changes, is hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed this ____ day of _______________, 199___

ATTEST:                                     UNITED ARTISTS THEATRE CIRCUIT, INC.



/s/ R.E. Hardy                                  /s/ Kurt C. Hall
___________________________________         By:_________________________________
December 16, 1996                           (SEAL)